UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2015
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01. Other Events

On June 10, 2015, XLIT Ltd. (“XLIT”), an exempted company organized under the laws of the Cayman Islands and a wholly-owned subsidiary of XL Group plc, entered into a Credit Agreement Fifth Amendment, dated as of June 10, 2015 (the “Fifth Amendment”), to the credit agreement, dated as of May 7, 2013, with Citicorp USA, Inc., as administrative agent and issuing lender, and the lenders party thereto (as amended by the Credit Agreement First Amendment, dated as of May 13, 2013, the Credit Agreement Second Amendment, dated as of May 15, 2013, the Credit Agreement Third Amendment, dated as of May 19, 2015 and the Credit Agreement Fourth Amendment, dated as of June 1, 2015, the “Credit Agreement”). Prior to entering into the Credit Agreement Third Amendment, the Credit Agreement provided aggregate commitments of $275,000,000 available for a term expiring June 20, 2015. As previously disclosed in the Company's Current Report on Form 8-K dated May 19, 2015 and the Company's Current Report on Form 8-K dated June 1, 2015, the Company extended the term of $200,000,000 of the aggregate $275,000,000 commitments available to XLIT under the Credit Agreement to June 20, 2017. The effect of this Fifth Amendment is to extend the term of an additional $50,000,000 of the aggregate $275,000,000 commitments available to XLIT under the Credit Agreement, resulting in aggregate commitments of $250,000,000 available under the Credit Agreement until June 20, 2017. XLIT has the option to extend the term of the remaining $25,000,000 balance of the commitments currently scheduled to expire June 20, 2015 under the Credit Agreement to June 20, 2017 with the lender's and issuing lender's consent.

Citibank, N.A., Citicorp USA, Inc., or their affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for XLIT and its affiliates in the ordinary course of business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 10, 2015
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary